Exhibit 99.4


















                  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED


                     AMERICAN SOUTHERN INSURANCE COMPANY

                        Consolidated Financial Statements

                       American Southern Insurance Company

                 Years ended December 31, 1994, 1993 and 1992
                      with Report of Independent Auditors

                       American Southern Insurance Company

                        Consolidated Financial Statements


                 Years ended December 31, 1994, 1993 and 1992




                                    Contents

Report of Independent Auditors.........................................l

Audited Consolidated Financial Statements

Consolidated Balance Sheets............................................2
Consolidated Statements of Income......................................3
Consolidated Statements of Stockholder's Equity........................4
Consolidated Statements of Cash Flows..................................5
Notes to Consolidated Financial Statements.............................6

                     Report of Independent Auditors

Board of Directors
American Southern Insurance Company

We have audited the accompanying consolidated balance sheets of American Southern Insurance Company and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Southern Insurance Company and subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, in 1994 the Company changed its method of accounting for certain investments in debt and equity securities to comply with Statement of Financial Accounting Standards No. 115 and, in 1993, the Company changed its method of accounting for income taxes to comply with Statement of Financial Accounting Standards No. 109 and reinsurance to comply with Statement of Financial Accounting Standards No. 113.


Atlanta, Georgia
February 23, 1995,
   except for Note 10, as
   to which the date is
   January 18, 1996

                       American Southern Insurance Company

                      Consolidated Balance Sheets


                                                    December 31
                                                1994           1993
                                           ------------------------------
                                            (In Thousands, Except Share
                                                     Amounts)
Assets
Investments (Notes 1 and 4)                   $57,497        $56,069
Cash and cash equivalents                       6,111          8,315
Premiums receivable, less allowance ($200
  in 1994 and $10 in 1993)                      2,972          2,555
Reinsurance receivables (Note 5)               13,039          9,689
Deferred policy acquisition costs               1,429          1,311
Deferred income taxes (Note 3)                  1,917            826
Other assets                                    1,749          1,531
Intangibles, principally goodwill, less
  accumulated amortization ($562 in 1994
  and $386 in 1993)                             6,063          5,239
                                           ------------------------------
Total assets                                  $90,777        $85,535
                                           ==============================

Liabilities and stockholder's equity Liabilities:
  Unpaid losses and loss adjustment
   expenses (Note 7)                          $37,826        $32,847
  Unearned premiums                            13,476         11,799
  Commissions and other payables                3,541          3,434
  Reinsurance payables                          1,451          1,289
  Accrued income taxes payable (Note 3)           462            364
                                           ------------------------------
                                               56,756         49,733
Total liabilities

Stockholder's equity (Note 6):
  Common stock, par value $10 per share -
   authorized and issued 300,000 shares
   at December 31, 1994 and 1993                3,000          3,000
  Additional paid-in-capital                   27,911         26,911
  Net unrealized investment (losses) gains     (1,969)           330
  Retained earnings                             5,079          5,561
                                           ------------------------------
Total stockholder's equity                     34,021         35,802
                                           ------------------------------

Total liabilities and stockholder's equity    $90,777        $85,535
                                           ==============================

See accompanying notes.

                  American Southern Insurance Company

                   Consolidated Statements of Income


                                                 Year ended December 31
                                              1994        1993        1992
                                           ------------------------------------
                                                     (In Thousands)

Revenues:
  Net earned premiums                        $36,989     $39,253     $37,250
  Net investment income                        3,780       4,023       3,708
  Net realized investment gains                    8         103         225
                                           ------------------------------------
Total revenues                                40,777      43,379      41,183

Costs and expenses:
  Losses and loss adjustment expenses         25,599      27,016      25,162
  Commission and underwriting expenses         9,104       9,923       9,420
  Amortization of intangibles                    176         188         162
                                           ------------------------------------
Total costs and expenses                      34,879      37,127      34,744
                                           ------------------------------------


Income before federal income taxes and
  cumulative effect of accounting change       5,898       6,252       6,439


Income taxes:
   Current                                     1,704       1,430       2,340
   Deferred                                     (124)        235        (443)
                                           ------------------------------------
                                               1,580       1,665       1,897
                                           ------------------------------------


Net income before cumulative effect of
  accounting change                            4,318       4,587       4,542
Cumulative effect of the change in
  accounting method (Note 1)                       -          83           -
                                           ------------------------------------

Net income                                    $4,318      $4,670      $4,542
                                           ====================================



See accompanying notes.

                  American Southern Insurance Company

            Consolidated Statements of Stockholder's Equity


                                                 Year ended December 31
                                              1994        1993        1992
                                           ------------------------------------
                                                     (In Thousands)

Common stock:
  Balance at beginning of year              $  3,000    $  2,000    $  2,000
  Stock dividend                                   -       1,000           -
                                           ------------------------------------

  Balance at end of year                    $  3,000    $  3,000    $  2,000
                                           ====================================


Additional paid-in capital:
  Balance at beginning of year               $26,911     $26,911     $25,911
  Increase in purchase price                   1,000           -       1,000
                                           ------------------------------------

  Balance at end of year                     $27,911     $26,911     $26,911
                                           ====================================


Net unrealized investment (losses) gains:
   Balance at beginning of year               $  330      $   38      $    -
   Unrealized (losses) gains on
     investments                              (3,548)        292          38
   Change in investment balances as a
     result of SFAS 115 (Note 1)               1,249           -           -
                                           ------------------------------------
  Balance at end of year                      $(1,969)    $  330      $   38
                                           ====================================


Retained earnings:
  Balance at beginning of year               $ 5,561     $ 2,491     $ 2,749
  Net income                                   4,318       4,670       4,542
  Stock dividend                                   -      (1,000)          -
  Dividends to stockholder                    (4,800)       (600)     (4,800)
                                           ------------------------------------

  Balance at end of year                     $ 5,079     $ 5,561     $ 2,491
                                           ====================================


Total stockholder's equity                   $34,021     $35,802     $31,440
                                           ====================================



See accompanying notes.

                  American Southern Insurance Company

                 Consolidated Statements of Cash Flows


                                                       December 31
                                              1994        1993        1992
                                           ------------------------------------
                                                     (In Thousands)
Operating activities
Net income                                   $ 4,318     $ 4,670     $ 4,542
Adjustments:
  Depreciation and amortization                  309         395         124
  Net realized investment gains                   (8)       (103)       (225)
  Cash flows from trading securities            (174)          -           -
  Changes in assets and liabilities:
   Net premiums receivable                      (417)       (158)      1,417
   Reinsurance receivable                     (3,350)        (48)       (709)
   Deferred policy acquisition costs            (118)        185        (265)
   Unpaid losses and loss adjustment
     expenses                                  4,979         492       3,125
   Unearned premiums reserves                  1,677      (1,002)      3,149
   Other liabilities                             318         753      (2,687)
   Other, net                                   (413)         (5)       (508)
                                           ------------------------------------

Net cash provided by operating activities      7,121       5,179       7,963

Investing activities
Sales and maturities of investments           46,302      26,582      34,428
Purchases of investments                     (50,827)    (29,250)    (46,285)
                                           ------------------------------------
Net cash used in investing activities         (4,525)     (2,668)    (11,857)

Financing activities
Dividends paid                                (4,800)     (2,400)     (3,000)
                                           ------------------------------------
Net cash used in financing activities         (4,800)     (2,400)     (3,000)

(Decrease) increase in cash and cash
  equivalents                                 (2,204)        111      (6,894)
Cash and cash equivalents, beginning of
  year                                         8,315       8,204      15,098
                                           ------------------------------------
Cash and cash equivalents, end of year       $ 6,111     $ 8,315     $ 8,204
                                           ====================================



See accompanying notes.

                  American Southern Insurance Company

               Notes to Consolidated Financial Statements

                           December 31, 1994


1. Significant Accounting Policies

Organization

American Southern Insurance Company (the "Company"), which was purchased October 10, 1991, is a wholly-owned subsidiary of Vista Resources, Inc. (the "Parent" or "Vista") and is domiciled in Georgia. The Company has three wholly-owned subsidiaries: American Safety Insurance Company ("American Safety"), Automated Systems of Georgia, Inc. ("Automated Systems"), and Automobile Safety Management, Inc. The Company sells various forms of property/casualty insurance with an emphasis on commercial automobile coverages. Several large fleets constitute a significant portion of premiums written. American Safety writes a minimal amount of business, primarily commercial auto. Automated Systems is engaged in premium financing, while Automobile Safety Management, Inc. has only minimal activity and writes no insurance.

Basis of Preparation

The accounts of American Southern Insurance Company are presented in conformity with generally accepted accounting principles which vary from reporting practices prescribed or permitted by insurance regulatory authorities. All significant intercompany accounts have been eliminated.

Cash and Cash Equivalents

Short-term investments, which include investments with maturities of less than three months at the date of acquisition, are included in cash and cash equivalents and are carried at cost which approximates fair value. The amount of short-term investments included in cash and cash equivalents is $5,442,000 and $7,370,000 in 1994 and 1993, respectively.

Investments

Investments available-for-sale and trading securities are carried at their fair values. Investments held-to-maturity are carried at amortized cost. Unrealized gains and losses on investments available-for-sale are recorded, net of estimated taxes, as a component of stockholder's equity. Realized gains and losses on all investments, including provisions for market declines not considered to be temporary, are included in the determination of net income.

The Company's investment portfolio is not significantly concentrated in any particular industry or geographic location.

Premium Income

Premiums are presented net of reinsurance premiums ceded during the period. Premiums written are recognized as income over the terms of the related policies when earned. Accordingly, unearned premiums represent the portion of net premiums written applicable to the unexpired terms of policies in force, calculated on a monthly pro rata basis.

Deferred Policy Acquisition Costs

Acquisition costs, consisting of commissions and other underwriting expenses which vary with, and are directly related to, the production of new business, are deferred and amortized over the period in which the related premiums are earned. Acquisition costs to be deferred are subject to a limitation representing the excess of anticipated earned premiums over anticipated losses, loss adjustment expenses and maintenance costs. Anticipated investment income is considered in determining if a premium deficiency related to short-term contracts exists. Amortization of deferred policy acquisition costs for 1994 was $4,413,000, for 1993, $4,913,000 and for 1992, $4,791,000.

Unpaid Losses and Loss Adjustment Expenses

The estimated liability for unpaid losses and loss adjustment expenses is based upon: (a) management's estimate of ultimate liability and claim adjusters' evaluations for unpaid claims reported prior to the close of the accounting period, (b) estimates of incurred but not reported claims based on past experience, (c) estimates of loss adjustment expenses, and (d) reductions for estimated amounts of reinsurance and salvage and subrogation recoverable. The estimated liability is continually reviewed and updated, and changes to the estimated liability are recorded in the statement of income in the year in which such changes are known.

Goodwill

The excess of the purchase price over the net assets acquired as a result of the acquisition of the Company by Vista is classified as goodwill and is amortized using the straight-line method over forty years.

Depreciation

Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets.

Accounting Changes

Effective January 1, 1994, American Southern Insurance Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). In accordance with SFAS 115, prior period financial statements have not been restated to reflect the change in accounting principle. The cumulative effect on net income as of January 1, 1994 of adopting SFAS 115 for investments which previously were classified as held-to-maturity and are now classified as trading securities was immaterial. The balance of stockholder's equity as of January 1, 1994 was increased by $1,249,000, net of income taxes, to reflect the net unrealized gains on investments previously classified as held-to-maturity which are now classified as available-for-sale. Certain reclassifications have been made to the 1993 financial statements to conform with the 1994 presentation.

Effective January 1, 1993, American Southern Insurance Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). This statement requires an asset and liability approach for financial accounting and reporting of income taxes. Under this approach, deferred income taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. Changes in enacted tax rates are reflected in the tax provision as they occur. As permitted by SFAS 109, American Southern Insurance Company elected not to restate the financial statements of prior years. The effect of the change on net income was not material; the cumulative effect of the change increased net income for the year ended December 31, 1993 by $83,000.

In addition, the Company adopted Statement of Financial Accounting Standards No. 113 ("SFAS 113"), Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts in 1993. SFAS 113 eliminates reporting amounts for reinsured contracts net of the effects of reinsurance. SFAS 113 requires that reinsurance receivables and prepaid reinsurance premiums be reported as assets and establishes conditions required for a contract with a reinsurer to qualify for reinsurance accounting. Contracts that do not result in the possibility that the reinsurer may realize significant gain or loss from the insurance risk assumed are accounted for as deposits. The adoption of SFAS 113 did not affect income before the cumulative effect of the changes in accounting methods or net income.

Financial Instruments

Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented in the footnotes to these financial statements do not represent the underlying value of American Southern Insurance Company.

2. Retirement Plan

During 1993 and 1992, American Southern Insurance Company had a non-contributory defined benefit pension plan which covered substantially all of its employees. Effective January 1, 1994, the plan was amended to remove the highly compensated employees and to freeze the accrued benefits of the highly compensated employees as of

December 31, 1988. The provisions of the plan continue to cover all other eligible participants in 1994. Assets of the plan consist principally of money market funds and U.S. Government and agency securities. The policy is to fund pension costs accrued. Benefits are based on years of service and the employee's compensation.

Reconciliation of the funded status of the plan is presented below:

                                               December 31
                                            1994        1993
                                         ------------------------

                                         (Dollars in Thousands)

Accumulated benefits obligations:
  Vested                                    $1,248      $1,469
  Nonvested                                     17          15
                                         ------------------------

Total                                       $1,265      $1,484
                                         ========================


Projected benefit obligation                $1,752      $2,355
Fair value of plan assets                    2,193       2,192
                                         ------------------------
Plan assets in excess of (less than)
  projected benefit obligation                 441        (163)
Unrecognized net transition obligation
  and prior service costs                     (491)         18
Unrecognized net loss                          254         306
                                         ------------------------

Prepaid pension cost included in other
  assets on the accompanying balance
  sheet                                     $  204      $  161
                                         ========================

The net periodic pension cost for 1994, 1993 and 1992 was as follows:

                                Year ended December 31
                             1994        1993        1992
                          ------------------------------------

                                (Dollars in Thousands)

Service cost (benefits
  earned during period)    $   82       $   72       $  65
Interest cost on
  projected benefit
  obligation                  136          156         143
Actual return on plan
  assets                      (10)        (130)        (98)
Net amortization and
  deferral                   (191)         (23)        (48)
                          ------------------------------------

                           $   17       $   75       $  62
                          ====================================

The weighted-average discount rates and rates of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations were 8.0% and 6.0%, respectively in 1994 and 7.25% and 6.0%, respectively in 1993. The expected long-term rate of return on assets was 8.0%.

The Company also sponsors a noncontributory profit sharing plan which covers substantially all officers and employees. Profit sharing distributions are based on a pre-determined formula based on annual operating results. The amount of profit sharing expense recorded for the years ended December 31, 1994, 1993 and 1992 was approximately $889,000, $964,000 and $944,000, respectively.

3. Income Taxes

The Company's Federal income tax return is consolidated with the Parent. The method of allocation between the companies is subject to a written agreement, which is approved by the Board of Directors, and is based on separate return calculations. Intercompany tax balances are settled quarterly. In the event taxable losses are incurred by the Company, amounts are received to the extent that losses are offset against taxable income on the consolidated Federal income tax return.

Effective January 1, 1993, American Southern Insurance Company changed its method of accounting for income taxes from the deferred method to the liability method required by SFAS 109. As permitted under the new rules, prior years' financial statements have not been restated.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of American Southern Insurance Company's deferred income tax assets are as follows:

                                               December 31
                                            1994        1993
                                         ------------------------

                                         (Dollars in Thousands)

Deferred income tax assets:
  Discount loss reserve                     $  722     $  757
  Unearned premium reserve                     916        736
  Deferred acquisition cost                   (486)      (446)
  Unrealized investment losses                 852          -
  Other                                        (87)      (221)
                                         ------------------------
Deferred income tax assets, net             $1,917     $  826
                                         ========================

The deferred income tax asset is net of a valuation reserve of $84,000 which was established at December 31, 1994 and is related to unrealized investment losses.

Federal income taxes of $1,611,000, $1,079,000 and $3,571,800 were paid in 1994,
1993 and 1992, respectively.

The provisions for income taxes differ from the amounts computed by applying the U.S. Federal income statutory tax rates as follows:

                                Year ended December 31
                             1994        1993        1992
                          ------------------------------------

Statutory rate               34.0%       34.0%       34.0%
Dividend credits             (2.2)       (2.3)       (1.3)
Tax-exempt interest          (5.9)       (4.9)       (3.7)
Write-off of intangibles      1.0         1.0          .9
Other                         (.1)       (1.2)        (.4)
                          ------------------------------------

                             26.8%       26.6%       29.5%
                          ====================================

4. Investments

Following is a summary of investments at December 31, 1994 (in thousands):

                     Cost or       Gross    Gross      Estimated Balance
                     Amortized  Unrealized  Unrealized   Fair    Sheet
                        Cost       Gains      Losses     Value    Amount
                     -----------------------------------------------------
December 31, 1994 Available-for-sale:
  Preferred stocks     $ 7,952       $  -      $ 699     $7,253    $7,253
  Debt securities
   issued by state
   and political
   subdivisions         21,350         55      1,005     20,400    20,400
  Debt securities
   issued by the
   U.S. Treasury
   and other U.S.
   Government
   corporations and
   agencies             26,152          9      1,163     24,998    24,998
  Corporate debt
   securities              851        108          4        955       955
                     -----------------------------------------------------
                       $56,305       $172     $2,871    $53,606   $53,606
                     =====================================================


Held-to-maturity:
  Debt securities
   issued by state
   and political
   subdivisions        $ 1,713       $  1      $  85     $1,629    $1,713
  Debt securities
   issued by the
   U.S. Treasury
   and other U.S.
   Government
   corporations and
   agencies              1,440          1         58     1,383     1,440
  Corporate debt
   securities              100          -         15        85       100
                     -----------------------------------------------------
                       $ 3,253       $  2      $ 158    $3,097    $3,253
                     =====================================================
Trading securities:
  Preferred stocks       $ 638       $  -      $   -     $ 638     $ 638
                     =====================================================

At December 31, 1993, the amortized cost, unrealized gains and losses (before Federal income tax effect) and estimated market values of investments in debt securities held as assets were as follows (in thousands):

                      Cost or    Gross      Gross      Estimated  Balance
                      Amortized  Unrealized Unrealized    Fair      Sheet
                         Cost      Gains      Losses     Value     Amount
                      ------------------------------------------------------


December 31, 1993
U.S. Treasury
  securities and
  obligations of
  U.S. Government
  corporations and
  agencies             $36,544     $ 160       $232      $36,472    $36,544
Obligations of
  states and
  political
  subdivisions          17,748     1,871          -       19,619     17,748
Corporate debt
  securities               988       182          -        1,170        988
                      ------------------------------------------------------
                       $55,280    $2,213       $232      $57,261    $55,280
                      ======================================================

The reconciliation of debt securities to the accompanying consolidated balance sheet at December 31, 1993 is as follows (in thousands):

Bonds                                        $47,910
Short-term investments                         7,370
                                           -------------

Total debt securities                        $55,280
                                           =============


Investments:
  Bonds                                      $47,910
  Preferred stock                              8,159
                                           -------------

Total investments                            $56,069
                                           =============


Cash and cash equivalents:
  Cash                                        $  945
  Short-term investments                       7,370
                                           -------------

Total cash and cash equivalents               $8,315
                                           =============

Investments in securities at December 31, 1993 are as follows (in thousands):

                          Cost or                Balance
                          Amortized  Estimated    Sheet
                             Cost      Market     Amount
                          ---------------------------------


Bonds                      $47,910     $49,891    $47,910
Preferred stock              7,829       8,159      8,159
Short-term investments
  (included in cash and
  cash equivalents)          7,370       7,370      7,370
                          ---------------------------------
                           $63,109     $65,420    $63,439
                          =================================

The proceeds from sales of available-for-sale and maturities of held-to-maturity securities were $46,302,000 for 1994. Gross realized gains and (losses) on sales of available-for-sale securities were $566,000 and $(435,000) for 1994. Cost is determined by specific identification for purposes of calculating realized gains and losses. There were no transfers of securities to or from the available-for-sale or trading categories during 1994. There have been no sales of securities classified as held-to-maturity during 1994.

Proceeds from sales of investments in debt securities held as assets during 1993 were $23,654,000 and during 1992 were $33,949,000. Gross realized gains on sales of debt securities in 1993 were $80,000 and in 1992 were $275,000. Gross realized losses were $37,000 in 1993 and were $50,000 in 1992.

Gross unrealized gains (less losses) for debt securities increased $1,686,000 and decreased $778,000 for 1993 and 1992, respectively. Gross unrealized gains (less losses) for equity securities increased $292,000 and $38,000 for 1993 and 1992, respectively.

The fair values of investment securities (including preferred stock) are based on quoted market prices.

The amortized cost and estimated fair value of debt securities at December 31, 1994, by contractual maturities, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                       December 31, 1994
                                   ---------------------------
                                      Cost or      Estimated
                                   Amortized Cost    Fair
                                                     Value
                                   ---------------------------
Available-for-sale:
  Due in one year or less             $  250         $   250
  Due after one year through
   five years                         25,804          24,750
  Due after five years through
   ten years                             100              90
  Due after ten years                 22,199          21,263
                                   ---------------------------
                                      48,353          46,353
  Preferred stocks                     7,952           7,253
                                   ---------------------------
Total available-for-sale             $56,305         $53,606
                                   ===========================

                                      Cost or      Estimated
                                   Amortized Cost    Fair
                                                     Value
                                   ---------------------------
Held-to-maturity:
  Due in one year or less              $ 200          $ 200
  Due after one year through
   five years                          1,914          1,856
  Due after five years through
   ten years                             100             86
  Due after ten years                  1,039            955
                                   ---------------------------

Total held-to-maturity                $3,253          $3,097
                                   ===========================

Gross investment income for 1994 from the various types of securities is summarized as follows:

                                                 Year ended
                                                  December
                                                  31, 1994
                                                -------------


Available-for-sale:
  Preferred stocks                                  $ 604
  Debt securities issued by state and
   political subdivisions                           1,119
  Debt securities issued by the U.S. Treasury
   and other U.S. Government corporations and
   agencies                                         1,451
  Corporate debt securities                            73
                                                -------------
                                                    3,247
                                                -------------

Held-to-maturity:
  Debt securities issued by state and
   political subdivisions                              86
  Debt securities issued by the U.S. Treasury
   and other U.S. Government corporations and
   agencies                                           102
  Corporate debt securities                             6
                                                -------------
                                                      194
                                                -------------


Trading securities:
  Preferred stocks                                     54
                                                -------------

                                                   $3,495
                                                =============

Major categories of investment income from securities for the years ended December 31 are summarized as follows (in thousands):

                                         1993        1992
                                     ------------------------


Bonds                                   $2,823       $2,866
Preferred stock                            695          425
                                     ------------------------
                                        $3,518       $3,291
                                     ========================

Net investment income per the accompanying consolidated statement of income includes short-term investment income and other income.

At December 31, 1994 and 1993, bonds and short-term investments with an amortized cost of $3,253,000 and $2,722,000, respectively, were on deposit with various state insurance departments to meet regulatory requirements.

5. Reinsurance Ceded and Assumed

In the ordinary course of business, certain premiums and benefits are assumed from and ceded to other insurance companies under various reinsurance agreements. The ceding agreements principally provide American Southern Insurance Company with increased capacity to write larger risks. Reinsurance contracts do not relieve American Southern Insurance Company from its obligation to its policyholders; accordingly, to the extent that any reinsuring company should be unable to meet its obligations under the existing reinsurance agreements, American Southern Insurance Company would be liable for such defaulted amounts.

To minimize its exposure to significant losses from reinsurer insolvencies, American Southern Insurance Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers. At December 31, 1994 and December 31, 1993, reinsurance receivables of $13,039,000 and $9,689,000, respectively, were associated with a single reinsurer. Total reinsurance recoveries in 1994, 1993 and 1992 were $8,527,000 and $5,144,000 and $4,569,000, respectively.

The effect of reinsurance on premiums written and earned in 1994, 1993 and 1992 was as follows (in thousands):

Year ended December 31
                      1994 Premiums     1993 Premiums    1992 Premiums
                    -----------------------------------------------------
                    Written   Earned  Written   Earned  Written   Earned
                    ------------------------------------------------------


Direct              $20,793  $21,344  $25,949  $25,758  $26,705  $25,902
Assumed              23,532   21,304   17,519   18,712   18,659   16,313
Ceded                (5,659)  (5,659)  (5,217)  (5,217)  (4,965)  (4,965)
                    ------------------------------------------------------
Net premiums        $38,666  $36,989  $38,251  $39,253  $40,399  $37,250
                    ======================================================

6. Statutory Net Worth

American Southern Insurance Company prepares statutory financial statements in accordance with accounting practices prescribed or permitted by the State of Georgia Insurance Department. "Prescribed" statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (NAIC) as well as state laws, regulations and general administrative rules. American Southern Insurance Company has not been required nor has it sought written approval for accounting for a transaction which differs from prescribed accounting practices.

"Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, from company to company within the state, and may change in the future. The NAIC is currently in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices.

The Company and its insurance subsidiary had statutory net worth totaling $25,928,000, $26,641,000 and $24,025,000 at December 31, 1994, 1993 and 1992,
respectively. Consolidated statutory net income was $4,613,000, $5,249,000; and $4,731,000 for 1994, 1993 and 1992, respectively.

The Company exceeded its minimum capital and surplus requirements at December 31, 1994. Additionally, payment of dividends, unless approved by the insurance commissioner, is limited to the greater of 10% of statutory net worth or net income, excluding realized capital gains, of the preceding year. Dividends paid by American Southern Insurance Company to Vista were $4,800,000, $2,400,000 and $3,000,000 in 1994, 1993 and 1992, respectively.

7. Liability for Losses and Loss Adjustment Expenses

Activity in the liability for losses and loss adjustment expenses ("LAE") is summarized as follows:

                                         Year ended December 31
                                      1994        1993        1992
                                   ------------------------------------

                                             (000's omitted)
Liability for losses and LAE at
  beginning of year, net of
  reinsurance recoverables           $22,573     $20,767     $19,327

Provision for losses and LAE for
  claims occurring in the current
  year, net of reinsurance            29,601      30,541      27,022

Decrease in estimated losses and
  LAE for claims occurring in
  prior years, net of reinsurance     (4,002)     (3,525)     (1,860)
                                   ------------------------------------

Total                                 25,599      27,016      25,162
                                   ------------------------------------


Losses and LAE payments for claims occurring during:
   Current year                       13,701      15,072      13,637
   Prior years                        11,105      10,139      10,085
                                   ------------------------------------

Total paid, net of reinsurance        24,806      25,211      23,722
                                   ------------------------------------


Liability for losses and LAE at
  end of year, net of reinsurance     23,366      22,572      20,767

Reinsurance receivables               13,039       9,689       9,641

Drafts outstanding                     1,421         586       1,947
                                   ------------------------------------


Liability for losses and LAE at
  end of year, gross                 $37,826     $32,847     $32,355
                                   ====================================

8. Leases

The Company leases office space under a noncancellable operating lease expiring in 2000, subject to escalation based on the lessor's expenses. Future minimum lease payments are as follows:

             Year ended December 31,
             1995                                $  202,600
             1996                                   204,000
             1997                                   204,000
             1998                                   204,000
             1999 and thereafter                    221,000
                                                 ------------

             Total                               $1,035,600
                                                 ============

Rental expense for the years ended December 31, 1994, 1993 and 1992 was $195,485, $172,303 and $185,200, respectively.

9. Commitments and Contingencies

The Company is party to pending or threatened lawsuits arising from the normal conduct of its business. Due to the climate in insurance and business litigation, suits against the Company sometimes include substantial additional claims for consequential damages, punitive damages and other similar types of relief. While it is not possible to forecast the outcome of such litigation, it is the opinion of management that the disposition of such lawsuits will not have a materially adverse effect on the Company's financial position or results of operations.

10. Subsequent Event

On December 31, 1995, the Company was sold to Atlantic American Corporation.